Exhibit 34.1.3

[Letterhead of ERNST & YOUNG LLP]

Report of Independent Registered Public Accounting Firm

Board of Directors

National City Mortgage Co.

We have examined management’s assertion included in the accompanying, Management’s Assertion on Compliance with Regulation AB Servicing Criteria, that National City Mortgage Company (“NCM”) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission’s Regulation AB for the residential mortgage loan servicing platform, except for the instance of material noncompliance described therein, as of and for the year ended December 31, 2006, and except for Item 1122(d)(1)(iii), 1122(d)(2)(i), 1122(d)(3)(i)C, 1122(d)(4)(ii), 1122(d)(4)(iv), and 1122 (d)(4)(xv), which NCM has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. See Appendix A of management’s assertion for the asset backed transactions covered by this platform. Management is responsible for NCM’s compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management’s assertion about NCM’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about NCM’s compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that compromise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether NCM processed those selected transactions and performed those selected activities in compliance with the servicing criteria and as permitted by the Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Furthermore, our procedures were limited to the selected transactions and servicing activities performed by NCM during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by NCM during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NCM’s compliance with the servicing criteria.

As described in management’s assertion, for servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii), NCM has engaged various vendors to perform the activities required by these servicing criteria. NCM has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and NCM has elected to take a responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Interpretation 17.06. As permitted by Interpretation 17.06, NCM has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to each vendor. NCM is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to NCM’s eligibility to apply Interpretation 17.06

Our examination disclosed the following material noncompliance with servicing criteria 1122(d)(3)(i)(A) applicable to NCM’s platform covered by this report during the year ended December 31, 2006. We noted instances in which NCM failed to provide the master servicer with the delinquency data as set forth in the transaction agreements.

In our opinion, except for the material noncompliance described in the above paragraph, NCM complied, in all material respects, with the aforementioned servicing criteria including servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2006 for the residential mortgage loan servicing platform.

/s/ Ernst & Young, LLP

March 13, 2007

[Letterhead of National City Mortgage]

Management’s Assertion on Compliance with Regulation AB Criteria

National City Mortgage Co. (the “Asserting Party”) is responsible for assessing compliance, as of and for the year ended December 31, 2006 (the “Reporting Period”), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in item 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(4)(ii)(xv) which the Asserting Party has concluded are not applicable to the activities it performs, either directly or through its Vendors, with respect to the residential mortgage-backed securities transactions covered by this report (such criteria, the “Applicable Servicing Criteria”). The transactions covered by this report include all residential mortgage-backed securities that were completed on or after January 1, 2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform”), as listed on Appendix A.

The Asserting Party has engaged certain vendors ("Vendors") to perform specific, limited or scripted activities as of and for the year ended December 31, 2006. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor. The Asserting Party is responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria. The Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors for servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii).

The Asserting Party has obtained an assertion of management and accompanying 1122 attestation report from the Vendor performing servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv).

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria during the Reporting Period with respect to the Platform taken as a whole, except as noted below:

There were 29 possible instances where the Asserting Party did not prepare default loan data reports for the master servicer within the timeframes set forth in the transaction agreements as required in section 1122(d)(3)(i)(A). All other loan level reports were completed as required.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period as set forth in this assertion.

National City Mortgage Co., as Servicer

By: /s/ T. Jackson Case, Jr.	Date: March 14, 2007

Name:	T. Jackson Case, Jr.

Title:	Executive Vice President

Appendix A

Deal Name

ARMT 2006-2

BAFC 2006-1

BAFC 2006-2

BAFC 2006-3

BAFC 2006-4

BAFC 2006-5

BAFC 2006-A

BAFC 2006-I

Bayview 2006-C

BSABS 2006-AC3

BSABS 2006-AC5

CMLTI 2006-4

CMLTI 2006-AR3

CMLTI 2006-AR5

CSMC 2006-3

DBALT 2006-AB2

DBALT 2006-AB4

DBALT 2006-AF1

DBALT 2006-AR1

DBALT 2006-AR5

GSAA 2006-11

GSAA 2006-12

GSAA 2006-14

GSAA 2006-16

GSAA 2006-3

GSAA 2006-5

GSAA 2006-9

GSAA 2006-20

GSR 2006-AR1

GSR 2006-8F

GSR 2006-9F

GSR 2006-AR2

JPALT 2006-S4

JPMMT 2006-S1

JPMMT 2006-S3

JPMMT 2006-S4

LMT 2006-6

LMT 2006-7

LXS 2006-20

MASTR 2006-1

MASTR 2006-3

MLMI 2006-A3

MLMI 2006-A4

MLMI 2006-F1

PRIME 2006-1

PRIME 2006-CL1

RESI 2006-B

RFC 2006-QA4

RFC 2006-QA5

RFC 2006-QA11

RFC 2006-QS1

RFC 2006-QS2

RFC 2006-QS3

RFC 2006-QS4

RFC 2006-QS5

RFC 2006-QS6

RFC 2006-QS7

RFC 2006-QS8

RFC 2006-QS10

RFC 2006-QS11

RFC 2006-QS12

RFC 2006-QS13

RFC 2006-QS16

RFC 2006-QS17

RFC 2006-QS18

RFC 2006-RZ3

RFC 2006-S10

RFC 2006-S11

RFC 2006-S12

SAMI 2006-AR3

WMLT 2006-A

WMLT 2006-ALT1